EXHIBIT 4.1
                                                                     -----------

                                 TRUST AGREEMENT


               TRUST AGREEMENT, between MSDW Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated July 7, 1999 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

               WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

               WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units; and

               WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

               WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

               WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

               NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

               IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.

                             LASALLE BANK NATIONAL ASSOCIATION
                                as  Trustee  on  behalf  of  the  Trust
                                identified  in Schedule
                                I hereto, and not in its individual capacity



                             By:     /s/ Brian Ames
                                 ------------------------------
                                 Name:      Brian D. Ames
                                 Title:     Vice President


                             MSDW STRUCTURED ASSET CORP.



                             By:    /s/ John Kehoe
                                 ------------------------------
                                 Name:      John Kehoe
                                 Title:     Vice President



Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                              SATURNS Trust No. 2002-8

Date of Trust Agreement:            July 11, 2002

Trustee:                            LaSalle Bank National Association.
                                    References to Chase Bank of Texas, National
                                    Association in the Standard Terms shall be inapplicable.

Initial Unit Principal Balance
of the Units:                       $25,000,000

Issue Price:                        100%

Number of Units:                    1,000,000 (Unit Principal Balance of $25
                                    each)

Minimum Denomination:               $25 and $25 increments in excess thereof.
                                    The minimum denomination specified in
                                    Section 5.01(a) of the Standard Terms shall not apply. Each $25 of Unit Principal
                                    Balance is a Unit.

Cut-off Date:                       July 11, 2002

Closing Date:                       July 11, 2002

Specified Currency:                 United States dollars

Business Day:                       New York, New York and Chicago, Illinois

Interest Rate:                      9.25% per annum on the basis of a 360 day
                                    year consisting of twelve 30 day months.

Interest Reset Period:              Not Applicable

Rating:                             Baa2 by Moody's

                                    BBB by S&P

Rating Agencies:                    Moody's and S&P

Scheduled Final Distribution Date:  March 1, 2031. The Units will have the same final maturity as the Securities.

Prepayment/Redemption:              The Trust Property is subject to redemption
                                    in accordance with the terms of the
                                    Securities and as described in Schedule II and is subject to call in accordance with
                                    Schedule III. Any such call or redemption will cause a redemption of a corresponding portion of the Units.

                                    If the call rights under the Swap Agreement are partially exercised or if there is a partial redemption of the Securities, the Trustee will randomly select Units to be redeemed in full from the proceeds of such partial exercise of the Swap Agreement or partial redemption of the Securities. If sufficient funds are not available to redeem each such redeemed Unit in full, one Unit may be fractionally redeemed as a result of each such partial redemption or exercise.

Additional Distribution:            If any of the Securities are redeemed by the
                                    Security Issuer prior to July 11, 2007, each of the Units being redeemed in connection with such redemption of Securities (or related exercise of the call rights under the Swap Agreement) may receive a pro rata distribution from the proceeds of the redemption of the Securities (or related exercise of the Swap Agreement if physical settlement applies) remaining, after payment of principal and interest on the Units and any amounts payable to the Swap Counterparty and the Expense Administrator, of up to a maximum of $2.50 per Unit. The Units will also receive any additional amounts available at maturity or upon a redemption by the Security Issuer if all or a portion of the Swap Agreement has expired unexercised.

Corporate Trust Office:             The definition of "Corporate Trust Office"
                                    in the Standard Terms shall not apply.

                                    The Corporate Trust Office shall be the
                                    Trustee's Asset-Backed Securities Trust
                                    Services Group having an office at 135 S.
                                    LaSalle Street, Suite 1625, Chicago,
                                    Illinois 60603 or such other addresses as the Trustee may designate from time to time by notice to the Unitholders, the Depositor, the Swap Counterparty and the Guarantor.

Swap Agreement:                     The ISDA Agreement referred to in Schedule
                                    III. In addition, in connection with an
                                    additional issuance of Units, any additional
                                    Swap Agreement entered into in connection therewith.

Swap Counterparty:                  Party A to the Swap Agreement referred to in
                                    Schedule III or any assignee thereof. In addition, in connection with an additional issuance of Units, Party A to any additional
                                    Swap Agreement or any assignee thereof.

                                    In the event that there is more than one
                                    Swap Counterparty at any time when a partial redemption of the Securities occurs, the Trustee shall randomly select which options under the Swap Agreements shall be selected for exercise or termination (and receipt of a Swap Termination Payment).

Guaranty:                           Morgan Stanley (formerly known as Morgan
                                    Stanley Dean Witter & Co., the "Guarantor") shall guarantee the obligations of Morgan
                                    Stanley & Co. International Limited ("MSIL") for so long as MSIL is Party A to any Swap
                                    Agreement with the Trust.

Swap Notional Amount:               The notional amount specified in Schedule
                                    III.

Swap Payment Date:                  Not Applicable

Swap Rate:                          Not Applicable

Additional Swap Agreements:         In connection with an additional issuance of
                                    Units, the Depositor may arrange for the Trust to enter into an additional Swap
                                    Agreement with identical terms to those of the Swap Agreement entered into as of the Closing Date with an additional Swap
                                    Counterparty, except that such Swap
                                    Agreement may have a different Swap
                                    Counterparty, number of options, and premium amount than the Swap Agreement entered into on the Closing Date. The Rating Agency
                                    Condition must be satisfied with respect to such additional Swap Agreement.

Distribution Date:                  Each March 1 and September 1, commencing
                                    September 1, 2002.

                                    If any payment with respect to the
                                    Securities held by the Trust is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution on the Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.

Record Date:                        Each February 15 and August 15, regardless
                                    of whether such day is a Business Day.

Form:                               Global Security

Depositary:                         DTC

Trustee Fees and Expenses:          As compensation for and in payment of trust
                                    expenses related to its services hereunder other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution Date in the amount equal to $3,750. The Trustee Fee shall cease to accrue after termination of the Trust. The
                                    "Trigger Amount" with respect to
                                    Extraordinary Trust Expenses for the Trust is $25,000 and the Maximum Reimbursable
                                    Amount is $100,000. The Trustee Fee will be paid by the Expense Administrator. Expenses will be reimbursed by the Expense
                                    Administrator in accordance with the Expense
                                    Administration Agreement.

Expense Administrator:              The Depositor will act as Expense
                                    Administrator on behalf of the Trust
                                    pursuant to an Expense Administration
                                    Agreement, dated as of the date of the Trust
                                    Agreement (the "Expense Administration
                                    Agreement"), between the Depositor as
                                    Expense Administrator (the "Expense
                                    Administrator") and the Trust.

                                    The Expense Administrator will receive a fee equal to 0.06% per annum of the principal amount of the Securities held by the Trust as its fee, payable on the basis of a 360 day year consisting of twelve 30 day months. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units.

                                    In addition, the Expense Administrator shall own that portion of the Securities which represent the interest of a fractional Unitholder that would remain after a partial exercise of the Swap Agreement had the Swap Counterparty not been obligated to pay the Fractional Unit Make Whole Amount (pursuant to and as defined in the Swap Agreement and the Expense Administration Agreement). The Expense Administrator shall own that portion of the Securities which represent the interest of a fractional Unitholder that would remain after a partial redemption by the Security Issuer if the Expense Administrator had not actually paid to the Trust the amount specified above. The Expense Administrator shall receive all interest and principal with respect to such portion of the Securities.

                                    The Expense Administrator will be
                                    responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust in accordance with the Expense Administration Agreement.

Listing: The Depositor has applied to list the Units on the New York Stock Exchange

ERISA Restrictions:                 None of the restrictions in the Standard
                                    Terms relating to the Employee Retirement
                                    Income Security Act of 1974, as amended, and related matters shall apply to the Units.

Alternative ERISA Restrictions:     Not Applicable

Deemed Representations:             Not Applicable

QIB Restriction:                    Not Applicable

Trust Wind-Up Event:                The Trust Wind-Up Events specified in
                                    Sections 9.01(a), 9.01(c), 9.01(d), 9.01(f)
                                    and 9.01(h) shall not apply. The Trust Wind
                                    Events specified in Sections 9.01(b)
                                    (Security Default), 9.01(e) (Early
                                    Termination Date designated due to
                                    "illegality" or "tax event" under the Swap
                                    Agreement), 9.01(g) (Disqualified
                                    Securities), 9.01(i) (Excess Expense Event) shall apply. Pursuant to Section 9.01(j), the following events also shall constitute
                                    Trust Wind-Up Events: (i) redemption by the
                                    Security Issuer of all Securities held by the Trust and (ii) exercise of the call rights under the Swap Agreement as to all Securities held by the Trust.

                                    If (i) cash settlement applies under the Swap Agreement, (ii) a Trust Wind-Up Event has occurred in connection with the exercise of any Option under the Swap Agreement and
                                    (iii) the Selling Agent cannot obtain a bid for the Securities in excess of 100% of the aggregate Unit Principal Balance of the Units and accrued interest on the Securities, then the Securities will not be sold, the Swap Counterparty's exercise of the call option will be rescinded (and the Swap Counterparty shall be entitled to exercise such options in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Termination:                        If a Trust Wind-Up Event occurs, any
                                    Securities held by the Trust will be
                                    liquidated (by delivery to the Security
                                    Issuer in the event of a redemption or
                                    pursuant to the terms of the Swap Agreement in the event of an exercise of the Swap
                                    Agreement).

                                    If the related Trust Wind-Up Event occurs due to a redemption of the Securities by the Security Issuer or exercise of the call rights under the Swap Agreement as to all Securities held by the Trust, (i) amounts received as accrued interest on the Securities will be applied as to amounts treated as accrued interest on the Units,
                                    (ii) amounts received as principal or par on the Securities will be applied to the Unit Principal Balance of the Units up to 100% of the Unit Principal Balance of each Unit, and
                                    (iii) if prior to July 11, 2007, any amount received as a make-whole premium or redemption premium on the Securities will be applied to the Units up to $2.50 per Unit. Remaining accrued interest will be applied to the Expense Administrator's fee. Any remaining amounts will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement.

                                    If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Units. If the proceeds of liquidation exceed the aggregate Unit Principal Balance and accrued interest on the Securities, the excess will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement.

Self-Tenders by Security Issuer:    The Trust will not participate in any
                                    self-tender by the Security Issuer for the Securities and the Trustee will not accept any instructions to the contrary from the Unitholders.

Terms of Retained Interest:         The Depositor retains the right to receive
                                    any and all interest that accrues on the Securities prior to the Closing Date. The
                                    Depositor will receive such accrued interest on the first Distribution Date for the Units and such amount shall be paid from the interest payment made with respect to the Securities on the first Distribution Date.

                                    The amount of the Retained Interest is
                                    $835,069.

                                    If a Security Default occurs on or prior to the first Distribution Date and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Call Option Terms:                  Not Applicable.

Security Default:                   The definition of Security Default in the
                                    Standard Terms shall not apply. A "Security
                                    Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable
                                    Security Agreement and failure to pay the accelerated amount on the acceleration date;
                                    (ii) the failure of the Security Issuer to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period;
                                    or (iii) the occurrence of any of the events of default under such Securities and/or
                                    Security Agreement relating to the
                                    insolvency or bankruptcy of the Security
                                    Issuer.

Sale of Securities:                 If the Trust must sell the Securities it
                                    holds, the Trust will sell the Securities through the Selling Agent in accordance with
                                    Section 9.03(b) and the following terms. The
                                    Selling Agent must solicit at least three bids for all of the Securities held by the Trust. The Selling Agent must solicit at least three of such bids from registered broker-dealers of national reputation, but additional bids may be solicited from one or more financial institutions or other counterparties with credit worthiness acceptable to the Selling Agent in its discretion. The Selling Agent will, on behalf of the Trust, sell the Securities at the highest bid price received. The Selling
                                    Agent may not bid for the Securities.

                                    If cash settlement applies and if the Swap
                                    Counterparty exercises any of its Options other than in connection with a redemption of the Securities by the Security Issuer, a number of Securities corresponding to the number of Options exercised by the Swap Counterparty will be sold by the Selling Agent on behalf of the Trust.

                                    If the Selling Agent cannot obtain a bid for the Securities in excess of 100% of the aggregate Unit Principal Balance of the Units to be redeemed and accrued interest on the Securities to be sold, then the Securities will not be sold, the Swap Counterparty's exercise will be rescinded (and the Swap Counterparty shall be entitled to exercise such Option(s) in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Additional Issuance of Units:       Upon no less than 5 days' notice to the
                                    Trustee, the Depositor may deposit
                                    additional Securities at any time in
                                    exchange for additional Units in a minimum aggregate amount of $250,000 and, if in excess of such amount, in a $25 integral multiple in excess thereof. The principal amount of Securities deposited must be in the same ratio to the Unit Principal Balance of the Units received for such deposit as the ratio of the aggregate principal amount of the Securities deposited on the Closing
                                    Date to the aggregate Unit Principal Balance on the Closing Date. The Depositor must either arrange for the Swap Counterparty and the Trust to increase proportionally the notional amount under the Swap Agreement or arrange for an additional Swap Agreement to be entered into between the Trust and an additional Swap Counterparty. Any accrued interest will be reflected in the price of the additional Units and the Securities. The
                                    Rating Agency Condition must be satisfied in connection with any such additional issuance.

Selling Agent:                      Morgan Stanley & Co. Incorporated.
                                    Notwithstanding any provision of the
                                    Standard Terms to the contrary, any sale of the Securities shall be conducted by and through the Selling Agent and not the Trustee.

Rating Agency Condition:            The definition of Rating Agencies Condition
                                    in the Standard Terms shall not apply.

                                    "Rating Agency Condition": With respect to any specified action or determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units; provided, however, that if the Rating Agency Condition specified herein is to be satisfied only with respect to Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such satisfaction may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Eligible Account:                   The definition of "Eligible Account" in the
                                    Standard Terms shall not apply.

                                    "Eligible Account": A non-interest bearing account, held in the United States, in the name of the Trustee for the benefit of the Trust that is either (i) a segregated account or segregated accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

Permitted Investments:              The following shall be a Permitted
                                    Investment in addition to the investments specified in the Standard Terms:

                                    Units of the Dreyfus Cash Management Fund
                                    Investor Shares or any other money market funds which are rated in the highest applicable rating category by each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

Amendment of Trust Agreement:       Section 12.01(a) of the Standard Terms shall
                                    be replaced with the following:

                                    (a) The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders, upon delivery by the Depositor of an Opinion of Counsel acceptable to the Trustee to the effect that such amendment will not materially and adversely affect the interests of any holder of a Class of Units that is not voting with respect to such amendment pursuant to Section 12.01(b), for any of the following purposes: (i) to cure any ambiguity or defect or to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision in the Trust Agreement; (ii) to provide for any other terms or modify any other terms with respect to matters or questions arising under the Trust Agreement; (iii) to amend the definitions of Trigger Amount and Maximum Reimbursable Amount so as to increase, but not decrease, the respective amounts contained in such definitions or to otherwise amend or waive the terms of
                                    Section 10.05(b) in any manner which shall not adversely affect the Unitholders in any material respect; (iv) to amend or correct or to cure any defect with respect to the Trustee Fee or Expense Administrator's fee;
                                    (v) to evidence and provide for the
                                    acceptance of appointment under the Trust
                                    Agreement by a successor Trustee; or (vi) to add or change any of the terms of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust, including any amendment necessary to ensure the classification of the Trust as a grantor trust for United States federal income tax purposes; provided, however, that in the case of any amendment pursuant to any of clauses (i) through (vi) above, the Rating Agency Condition shall be satisfied with respect to such amendment. If more than one Class of Units has been issued under the Trust Agreement, the provisions of this
                                    Section 12.01(a) shall apply to each Class of Units that is not materially and adversely affected by such amendment.

                                    Section 12.01(c) shall be re-designated
                                    Section 12.01(d).

                                    Section 12.01(b) shall be re-designated
                                    Section 12.01(c).

                                    The following shall constitute Section
                                    12.01(b):

                                    (b) The Trust Agreement may be amended from time to time by the Depositor and the Trustee with the consent of a 100% of the outstanding Unit Principal Balance of each Class of Units materially and adversely affected thereby. The Rating Agency Condition shall be satisfied with respect to such amendment unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition will not be satisfied.

                                    The following shall constitute Section
                                    12.01(e):

                                    (e) For purposes of this Section 12.01,
                                    Schedule III to any Trust Agreement and any Swap Agreements entered into in connection with any related Trust shall not be considered part of the Trust Agreement.
                                    Section 7.02 shall govern action taken under the Trust Agreement with respect to any amendments to such Swap Agreements.

Other Terms:                        The Trust shall not merge or consolidate
                                    with any other trust, entity or person and the Trust shall not acquire the assets of, or an interest in, any other trust, entity or person except as specifically contemplated herein.

                                    The Trustee shall provide to the Unitholders copies of any notices it receives with respect to a redemption of the Securities or an exercise of the call rights under the Swap Agreement and any other notices with respect to the Securities.

                                    The reference to "B2" in the definition of Certificate in the Standard Terms shall be replaced with "Exhibit B2".

                                    The reference to "Section 10.02(ix)" in the definition of Available Funds in the Standard Terms shall be replaced with "Section 10.02(a)(ix)".

                                    The reference to "Section 3.04" in the
                                    definition of Unit Account in the Standard
                                    Terms shall be replaced with "Section 3.05".

                                    The transfer by the Depositor to the Trustee specified in Section 2.01(a) of the Standard Terms shall be in trust.

                                    Section 2.06 of the Standard Terms shall be incorporated herein by inserting "cash in an amount equal to the premium under the Swap Agreement and" after the phrase "constituting the Trust Property," therein.

                                    The reference to "calendar day" in the last sentence of Section 3.06 of the Standard Terms shall be replaced with "Business Day".

                                    Section 4.02(d) of the Standard Terms shall be incorporated herein by striking "and the Trustee on behalf of the Unitholders" from the first sentence of the second paragraph thereof.

                                    Section 5.03(c) of the Standard Terms shall be incorporated herein by striking "(if so required by the Trustee or the Unit Registrar)" from the first sentence thereof.

                                    Section 7.01(c)(i) of the Standard Terms shall be incorporated herein by replacing the first word thereof ("after") with "alter".

                                    Section 7.01(c) of the Standard Terms shall be incorporated herein by inserting "(i)" between "Securities" and "would" in the clause that begins "and provided, further," and adding at the end of the same sentence "and (ii) will not alter the classification of the Trust for Federal income tax purposes."

                                    Section 7.02 of the Standard Terms shall be incorporated herein by striking "(i) the Trustee determines that such amendment will not adversely affect the interests of the Unitholders and (ii)" from the first sentence thereof, inserting "on which it may conclusively rely" after "Opinion of Counsel" in such sentence, and striking "clause (ii)" from the second sentence of such Section.

                                    For the avoidance of doubt, Section 9.03(c) of the Standard Terms shall not be incorporated herein.

                                    Section 9.03(i) of the Standard Terms shall be incorporated herein by striking "or oral" after the phrase "at any time by" in the third sentence thereof.

                                    Clause (ix) of Section 10.02(a) shall not apply.

                                    Section 10.02(a)(x) of the Standard Terms shall be replaced with the following:

                                    (x) the Trustee shall have the power to sell the Securities and other Trust Property, in accordance with Article IX and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

                                    Section 10.05(b) of the Standard Terms shall be incorporated herein by replacing ", pursuant to the first sentence of this paragraph" with "the Trustee shall be indemnified by the Trust, however," in the last sentence thereof.

                                    Section 10.06(a) of the Standard Terms shall be incorporated herein by inserting "or association" after the word "corporation" in the second sentence thereof.

                                    Section 10.07(a) of the Standard Terms shall be incorporated herein by replacing "notice or resignation" with "notice of resignation" in the second sentence thereof and striking the last two sentences thereof.

                                    Section 10.10(b) of the Standard Terms shall be incorporated herein by inserting "The Trustee shall not be liable for the acts or omissions of any co-trustee." after the last sentence thereof.

                                    Section 10.14 of the Standard Terms shall be replaced with the following:

                                    SECTION 10.14. Non-Petition. Prior to the date that is one year and one day after all distributions in respect of the Units have been made, none of the Trustee, the Trust or the Depositor shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

                                    Section 12.01(a) of the Standard Terms shall be incorporated herein by replacing "(v)" with "(vi)" in the last proviso thereof.

                                    Section 12.01(c) of the Standard Terms shall be incorporated herein by inserting ", provided at the expense of the party requesting such amendment," after "Opinion of Counsel".

                                    Section 12.05 of the Standard Terms shall be incorporated herein by striking "the Trustee and" in the last sentence of the second paragraph thereof.

                                    The reference to "its President, its
                                    Treasurer, or one of its Vice Presidents, Assistant Vice Presidents or Trust Officers" in the first sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                    The reference to "the proper officers" in the second sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                    The reference to "one of its authorized
                                    signatories" in the first sentence of
                                    Section 5.02(d) of the Standard Terms shall be replaced with "a Responsible Officer".

                                    The reference to the "Trust" in the first sentence of Section 5.08(b) of the Standard Terms shall be replaced with the "Trustee".

                                    References to D&P in the Standard Terms
                                    shall be incorporated as references to Fitch
                                    Inc. ("Fitch").

                                   Schedule II
                            (Terms of Trust Property)

Securities:                         AT&T Wireless 8.75% debentures due March 1,
                                    2031

Security Issuer:                    AT&T Wireless Services, Inc.

Principal Amount:                   $26,580,000

Security Rate:                      8.75%

Credit Ratings:                     Baa2 by Moody's

                                    BBB by S&P

Listing:                            Luxembourg Stock Exchange

Security Agreement:                 An indenture dated as of March 6, 2001
                                    between the Security Issuer and the Security
                                    Trustee.

Form:                               Global Security

Currency of
Denomination:                       United States dollars

Acquisition Price by Trust:         91.342927%

Security Payment Date:              Each March 1 and September 1

Original Issue Date:                On or about March 6, 2001

                                    The Security Issuer offered to exchange the securities then issued for publicly registered securities and such offering closed on or about September 1, 2001.

Maturity Date:                      March 1, 2031

Sinking Fund Terms:                 Not Applicable

Redemption Terms:                   The Securities may be redeemed at the option
                                    of the Security Issuer with a make-whole payment as described in the Security
                                    Agreement. The Security Issuer may also
                                    redeem the Securities upon a "tax event" without a make-whole payment.

CUSIP No.:/ISIN No.                 00209AAF3

Security Trustee:                   The Bank of New York

Available Information
Regarding the Security Issuer
(if other than U.S.
Treasury obligations):              The Security Issuer is subject to the
                                    informational requirements of the Securities
                                    Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange
                                    Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
                                    Street, N.W., Washington, District of
                                    Columbia 20549 and at the following Regional
                                    Offices of the Commission: Woolworth
                                    Building, 233 Broadway, New York, New York
                                    10279, and Northwest Atrium Center, 500 West
                                    Madison Street, Chicago, Illinois 60661.
                                    Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
                                    Washington, District of Columbia 20549 at prescribed rates.

                                  Schedule III
                              (Call Option Confirm)


Date:     July 11, 2002

To:       SATURNS Trust No. 2002-8         From:     Morgan  Stanley  & Co.
                                                     International Limited

Attn:     Asset-Backed Securities Group    Contact:  Chris Boas
          SATURNS Trust No. 2002-8

Fax:      312-904-2084                     Fax:      212-761-0406

Tel:      312-904-9387                     Tel:      212-761-1395

Re: Bond Option Transaction. MS Reference Number SQ1GD

        The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

        The definitions and provisions contained in the 1997 ISDA Government Bond Option Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation and this transaction shall be deemed a "Government Bond Option Transaction" for purposes of such definitions. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

        1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms

Trade Date:                           June 25, 2002

Option Style:                         American

Option Type:                          Call

Buyer:                                MSIL ("Party A")

Seller:                               SATURNS Trust No. 2002-8 ("Party B")

Bonds:                                The obligation identified as follows:
                                      Bond Issuer:           AT&T Wireless Services, Inc.
                                      Issue:                 8.75% debentures due 2031
                                      CUSIP:                 00209AAF3
                                      Coupon:                8.75%
                                      Maturity Date:         March 1, 2031
                                      Face Amount Purchased: USD 26,580,000


Premium:                              USD $66,450

Premium Payment Date:                 July 11, 2002

Number of Options:                    26,580

Option Entitlement:                   USD 1,000 of face amount of the Bonds per
                                      Option.

Strike Price:                         (i) For any Exercise Date prior to July
                                      11, 2007, the redemption price of the
                                      Bonds including any make-whole amount
                                      (expressed as a percentage) subject to a maximum of 110% of the face amount of the corresponding portion of the aggregate
                                      Unit Principal Balance (as defined in the
                                      Trust Agreement) but exclusive of accrued interest or (ii) for any Exercise Date on or after July 11, 2007, 94.056% of the face amount of the Bonds exclusive of accrued interest.


Calculation Agent:                    Party A

II. Exercise Terms

Automatic Exercise:                   Inapplicable

Exercise Period:                      Any Business Day from, and including, 9:00
                                      a.m. (New York time) on July 11, 2007, to, and including, the Expiration Time on the Expiration Date; provided, however, the
                                      Exercise Period shall also include any
                                      Business Day prior to July 11, 2007, if
                                      notice of redemption has been delivered by the Bond Issuer.

Exercise Date:                        For each Option exercised, the day during
                                      the Exercise Period on which that Option is exercised.

Rescission  of  Exercise  (Cash       If Party B cannot obtain a bid for the
Settlement Only):                     Bonds held by it in excess of the Strike
                                      Price together with accrued interest on
                                      the Bonds, then Party A's notice of
                                      exercise shall be rescinded and the
                                      Options for which notice of exercise was given shall continue in full force and effect without regard to such provision of notice.

Multiple Exercise:                    Applicable

Minimum Number of Options:            1

Written  Confirmation of              Applicable. Buyer shall give irrevocable
Exercise:                             exercise notice which may be given orally
                                      (including by telephone) during the
                                      Exercise Period but no later than the
                                      Notification Date. Buyer will execute and deliver a written exercise notice confirming the substance of such oral notice, however, failure to provide such written notice will not affect the validity of the oral notice.

Limitation on Rights of MSIL:         Buyer may, by written notice thereof to
                                      Seller, delegate its rights to provide a notice of exercise hereunder to a third party (the "Third Party"). Any such delegation will be irrevocable by Buyer without the written consent of the Third
                                      Party. Any such Third Party will have the same rights and obligations regarding providing notice of exercise hereunder as the Buyer had prior to such delegation.
                                      While any such delegation is effective,
                                      Seller will only recognize a notice of
                                      exercise that is provided by the Third
                                      Party.

Notification Date:                    Any date at least 25 calendar days prior
                                      to the Exercise Date.

Limited Right to Confirm              Inapplicable
Exercise:

Expiration Date:                      March 1, 2028

Expiration Time:                      4:00 p.m. New York time

Business Days:                        New York and Chicago

III. Settlements:

Settlement:                           Cash Settlement if MSIL is Party A;
                                      otherwise Physical Settlement. Party A
                                      will notify Party B separately regarding the clearance system details for Physical
                                      Settlement.

Spot  Price  (Cash   Settlement      The cash proceeds received by Party B in
Only):                               connection with sale of the Bonds by Party
                                      B, excluding any amounts in respect of
                                      accrued interest. In the event of a
                                      redemption by the Bond Issuer, the
                                      redemption price paid by the Bond Issuer, excluding accrued interest.

Deposit    of   Bond    Payment       Party A must deposit the Bond Payment with
(Physical Settlement Only):           the Trustee on the Business Day prior to
                                      the Exercise Date. The Bonds are to be
                                      delivered "free" to Party A.

Additional  Payment  Obligation       To the Expense Administrator (the "Expense
of Party A:                           Administrator Payment Obligation"):

                                      If the Bond Issuer has not given notice of redemption in connection with the exercise of Options hereunder and if any such exercise is an exercise of less than all Options remaining unexercised hereunder, Party A shall pay to the Expense Administrator an amount equal to the present value of a stream of payments equal to $6,575 payable on each payment date for the Bonds until the maturity of the Bonds discounted at a rate of 6.0% per annum on the basis of a 360 day year consisting of twelve 30 day months from the date of such exercise until the Scheduled Final Distribution Date (as defined in the Trust Agreement), assuming for this purpose that the Trust (as defined in the Trust Agreement) is not terminated prior to the Scheduled Final Distribution Date, multiplied by the Option Entitlement multiplied by the number of Options exercised and divided by $26,580,000.

                                      To Party B:

                                      Upon any exercise, Party A shall pay to
                                      Party B the Fractional Unit Make Whole
                                      Amount. Party A shall be entitled to
                                      reimbursement of any amounts paid or
                                      netted from payments received in respect of the Fractional Unit Make Whole Amount from the Expense Administrator to the extent, and only to the extent, provided in the Expense Administration Agreement.

Settlement Date:                      For Cash Settlement, as applicable, the
                                      Business Day of settlement of the sale of the Bonds by Party B or the Business Day of settlement of a redemption of Bonds by the Bond Issuer. For Physical Settlement, the Exercise Date.


        3.     Additional Definitions.

        "Expense Administration Agreement" means the expense administration agreement dated as of the date hereof between Party B and the Expense Administrator.

         "Expense Administrator" means MSDW Structured Asset Corp. acting pursuant to the Expense Administration Agreement.

        "Fractional Unit Make Whole Amount" means an amount equal to the Unit Principal Balance (as defined in the Trust Agreement) of any fractional Unit (as defined in the Trust Agreement) that would remain after any exercise hereunder if no provision were made to pay to Party B an additional amount equal to such Unit Principal Balance, together with accrued interest on such fractional Unit and, if applicable, any Additional Distribution (as defined in the Trust Agreement) on such fractional Unit.

         "Trust Agreement" means the trust agreement dated as of the date hereof between the MSDW Structured Asset Corp. and LaSalle Bank National Association.

         4. Representations. Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

         5. Additional Termination Event. As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction.

         6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction, there shall be payable to Party A as a termination payment in lieu of the termination payment determined in accordance with Section 6(e) of the Agreement an amount equal to the excess (if any) of the sale proceeds (or redemption proceeds), excluding accrued interest, of the Bonds in excess of the Strike Price.

        7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that the Rating Agency Condition (as defined in the Trust Agreement) is satisfied with respect to such assignment and any transfer. The transferee in any such assignment or transfer must be a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933.

        8.     Account Details.

Payments to Party A:                   Citibank, N.A., New York
                                       SWIFT BIC Code: CITIUS33
                                       ABA No.  021 000 089
                                       FAO: Morgan Stanley & Co. International
                                       Limited
                                       Account No. 3042-1519

Operations Contact:                    Barbara Kent
                                       Tel  212-537-1449
                                       Fax  212-537-1868

Payments to Party B:                   LaSalle Bank, Chicago, Illinois
                                       ABA No. 071 000 505
                                       Reference:  SATURNS 2002-8
                                       Unit Account / AC-2090067/
                                       Account No.: 67-9040-70-9

Operations Contact:                    Andy Streepey
                                       Tel:  312-904-9387
                                       Fax: 312-904-2084

                                                                  MORGAN STANLEY



        Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number SQ1GD by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BY: /s/ Chris Boas
    -----------------------
    Name:  Chris Boas
    Title: Attorney in fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2002-8
BY:  LaSalle Bank National Association,
     solely as Trustee and not in its individual capacity.


BY:  /s/ Brian Ames
    ------------------------
    Name:  Brian Ames
    Title: Vice-President


MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY:  /s/ John Kehoe
    ------------------------
    Name:  John Kehoe
    Title: Attorney in fact